Exhibit 10.110

*** INDICATES CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT THAT HAVE BEEN OMITTED PURSUANT TO ITEM 601(B) OF REGULATION S-K BECAUSE THE IDENTIFIED CONFIDENTIAL PORTIONS (I) ARE NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

A.N.: 130339

AMD_00172058.0

AMENDMENT

Date of Amendment: June 1, 2015

AMENDMENT to the Amendment dated February 21, 2013 (the “Original Amendment”) to the Index License Agreement for Funds dated as of March 18, 2000 with MSCI internal reference DCF_00040 (as previously amended, the “Agreement”) by and between MSCI Inc. (f/k/a Morgan Stanley Capital International Inc.) (“MSCI”) and Black Rack Fund Advisors, a California corporation (as successor to Barclays Global Investors, NA) (“Licensee”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original Amendment or the Agreement, as the case may be.

WHEREAS, in accordance with the Original Amendment and the Agreement, Licensee launched (i) the iShares MSCI USA Value Factor ETF, tracking the performance of the MSCI USA Value Weighted Index; and (ii) the iShares MSCI USA Quality Factor ETF, tracking the performance of the MSCI USA Quality Index; and

WHEREAS, Licensee now wishes for such ETFs to begin tracking the performance of different MSCI indexes. NOW, THEREFORE, for good and valuable consideration, MSCI and Licensee hereby agree as follows:

1.Effective as of the applicable Transition Date, Section 1 of the Original Amendment shall be amended to (i) delete the “MSCI USA Value Weighted Index” and replace it with the “MSCI USA Enhanced Value Index” and (ii) delete the “MSCI USA Quality Index” and replace it with the “MSCI USA Sector Neutral Quality Index.”

2.Effective as of the applicable Transition Date, Section 2 of the Original Amendment shall be amended to (i) delete the second bullet point and replace it with “iShares MSCI USA Value Factor ETF which seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI USA Enhanced Value Index” and (ii) delete the fourth bullet point and replace it with “iShares MSCI USA Quality Factor ETF which seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI USA Sector Neutral Quality Index.”

3.As used herein, the “Transition Date” means, as applicable, either (i) the date on which the iShares MSCI USA Value Factor ETF begins tracking the MSCI USA Enhanced Value Index or (ii) the date on which the iShares MSCI USA Quality Factor ETF begins tracking the MSCI USA Sector Neutral Quality Index. Licensee shall provide MSCI with prompt written notice of each Transition Date. Where necessary, the applicable license fees under this Amendment and the Original Amendment shall be

**********************.

4.This Amendment is intended to amend and operate in conjunction with the Original Amendment and the Agreement and, together, this Amendment the Original Amendment and the Agreement constitute the complete and exclusive statement of the agreement between the parties, and supersede in full all prior proposals and understandings, oral or written, relating to the subject matter hereof. To the extent that any terms of this Amendment conflict with any terms of the Original Amendment or the Agreement, the terms of this Amendment shall control. No right or license of any kind is granted to Licensee except as expressly provided in the Agreement, the Original Amendment and this Amendment.

5.This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict or choice of laws principles.

LICENSEE: BlackRock Fund Advisors	MSCI INC.

By/s/ Paul C. Lohrey	By
Name Paul C. Lohrey	Name
Title Managing Director	Title
Date July 28, 2015

A.N.: 130339

AMD_00172058.0

Signature: /s/ Alex Gil

Email: alex.gil@msci.com

Title: Executive Director

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